                                                                      EXHIBIT 23
                                                                      ----------

              Consent of Independent Certified Public Accountants


The Board of Directors
PathoGenesis Corporation:


We consent to incorporation by reference in the registration statement (No. 333-63679) on Form S-8 of PathoGenesis Corporation of our report dated June 11, 1999 relating to the statements of net assets available for benefits of PathoGenesis Corporation 401(k) Profit Sharing Plan as of December 31, 1998 and 1997 and the statement of changes in net assets available for benefits for the year ended December 31, 1998, and the related supplementary schedules and Fund Information as of and for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of PathoGenesis Corporation 401(k) Profit Sharing Plan.



KPMG LLP


Seattle, Washington
June 28, 1999

                                      14